UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 1, 2018

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Street, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2018, the Board of Directors of Horizon Bancorp (“Horizon”) publicly announced the promotion of James D. Neff to President of Horizon and its wholly-owned commercial banking subsidiary Horizon Bank. The Board approved the promotion at a meeting on December 19, 2017, and Mr. Neff accepted the position and entered into a new Employment Agreement effective on January 1, 2018.
Mr. Neff, age 57, currently serves Horizon Bank as the Executive Vice President – Consumer and Mortgage Banking, a role he assumed in January 2004. Prior to that position, Mr. Neff was the Senior Vice President of Horizon Bank from October 1999 to January 2004, responsible for mortgage warehouse lending. Mr. Neff also served as the Corporate Secretary of Horizon Bancorp from 2007 until 2017. Mr. Neff’s banking career and experience spans over 40 years, beginning in 1978.
In connection with Mr. Neff’s appointment as the President of Horizon and Horizon Bank, he entered into a new Employment Agreement (the “2018 Employment Agreement”) that supersedes and replaces the prior Employment Agreement, dated December 14, 2011. The 2018 Employment Agreement has a three-year term initially, and on each annual anniversary until 2025, the term is extended for an additional year, having the effect of an automatically rolling three-year term. The annual extension may be terminated by Horizon by giving Mr. Neff 60 days’ notice prior to the annual renewal on the anniversary. If Mr. Neff remains employed by Horizon in January 2025, then the employment converts to an at-will arrangement.
During the term of the 2018 Employment Agreement, Horizon will not relocate Mr. Neff to a location more than 30 miles from his principal home without his consent. Mr. Neff will be entitled to an annual base salary and will also be entitled to participate in all incentive compensation plans and programs available to executive officers. For 2018, the target bonus rate is 40% of base pay with a range between 0.00% and 55.00% of base pay upon qualifying. Horizon’s annual performance-based incentive compensation program is administered by the independent Compensation Committee of the Board of Directors and is based on achieving established quantitative and qualitative goals set for each executive officer.
Mr. Neff is also eligible to participate in all employee benefit plans and programs generally available to executive officers. Accordingly, among other programs, Mr. Neff will participate in the Horizon Bancorp Employees’ Thrift Plan (a 401(k) plan), the Horizon Bancorp Employee Stock Ownership Plan, and the 2005 Supplemental Executive Retirement Plan, as amended, and he will be eligible for long-term incentive compensation awards under the Horizon Bancorp 2013 Omnibus Equity Incentive Plan, as amended.
The 2018 Employment Agreement provides that if Horizon terminates Mr. Neff’s employment without cause, or if Mr. Neff terminates his employment with good reason, Horizon will pay Mr. Neff an amount equal to his then-current annual base salary, plus an amount equal to the average of his bonus for the prior two years, plus some life and health insurance benefits. If Mr. Neff’s employment is terminated by Horizon for cause, or by Mr. Neff without good reason, or due to Mr. Neff’s death or disability, then Horizon will pay Mr. Neff or his representatives all base salary earned through termination and all amounts vested or accrued prior to termination under incentive compensation or employee benefit plans, in accordance with the terms and conditions of those plans.

In the event that Mr. Neff’s employment is terminated due to a change in control of Horizon either (i) by Horizon, within six months of a change in control; or (ii) by Mr. Neff following a change in control because certain events occur impacting the employment arrangement, such as a reductions in duties, salary or benefits; or (iii) by Mr. Neff during a 30-day period beginning on a date six months following the date of a change in control, then Horizon will pay Mr. Neff an amount equal to twice his then-current annual base salary, plus an amount equal to the average of his bonus for the past two years, plus some life and health insurance benefits.
Certain definitions, such as “cause,” “good reason”and “change in control” are central to an understanding of the termination rights under the 2018 Employment Agreement and can be referenced in the complete copy of the 2018 Employment Agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by this reference.
The 2018 Employment Agreement also contains non-disclosure, non-competition and non-solicitation obligations, pursuant to which Mr. Neff agrees not to disclose confidential information of Horizon and Horizon Bank, agrees not to compete with Horizon and Horizon Bank during his employment and for a limited time and in a limited geographic area following his employment, and agrees not to solicit or divert employees or customers away from Horizon and Horizon Bank.
Finally, Mr. Neff is protected by certain indemnification obligations made by Horizon and Horizon Bank to address losses he may sustain from actions and proceedings in connection with the performance of his duties as an executive officer and/or director of Horizon and Horizon Bank.
The foregoing description of the 2018 Employment Agreement is not complete and is qualified in its entirety by reference to the complete copy of the 2018 Employment Agreement attached as Exhibit 10.1, as described above.
Mr. Neff and members of his immediate family have received or applied for residential mortgage loans, home equity lines of credit or other credit facilities that were all made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Horizon Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.
Additional details regarding Mr. Neff’s promotion and appointment as President are contained in a press release attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, among Horizon Bancorp, Horizon Bank and James D. Neff, dated January 1, 2018
99.1	Press Release, dated January 3, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: January 3, 2018	HORIZON BANCORP

	By:	/s/ Craig M. Dwight
Craig M. Dwight Chairman & Chief Executive Officer